UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2005

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone number	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

______________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02 Results of Operations and Financial Condition
On August 2, 2005 the Company issued the following press release.

Puget Energy reports second quarter 2005 earnings
Company’s financial results on target

  Bellevue, Wash. (August 2, 2005) —Puget Energy (NYSE: PSD) today reported second quarter 2005 net income of $13.9 million, or 14 cents per diluted share.

Puget Energy's core electric and gas utility business, Puget Sound Energy (PSE), reported second quarter 2005 net income of $12.2 million, or 12 cents per share. PSE's higher sales volumes and an increase in customer rates, effective March 4, 2005, were offset by a one-time true-up of previously reported gas costs as well as higher utility operations, maintenance and depreciation expense. PSE's second quarter 2005 earnings were 15 cents per share excluding the one-time 3 cent true-up of previously reported gas costs. In the second quarter 2004, PSE generated a loss of 10 cents per share as a result of a $24.5 million or 25 cent per share after-tax regulatory disallowance. PSE's second quarter 2004 earnings were 15 cents per share excluding the 25 cent disallowance.

“The second and third quarters are traditionally lower earnings quarters for us.” said Puget Energy Chairman, President and Chief Executive Officer Stephen P. Reynolds. “I am pleased we continue to meet our financial and operating objectives,” added Reynolds. “I am also pleased with the progress on the construction of our Hopkins Ridge wind power generating facility. This plant will provide our customers with environmentally-friendly, low-cost energy by year-end.”

Puget Energy reported net income of $1.9 million or 2 cents per share in the second quarter 2005 for its utility construction services subsidiary, InfrastruX Group (InfrastruX), which has been reflected as discontinued operations.

Puget Energy Summary
(in millions except per share data)	Second Quarter ended June 30,
	2005	2004
Revenues	$510.1	$423.1
Operating Income	51.9	30.6
Income (loss) from Continuing Operations	12.0	(9.7)
Income from Discontinued Operations	1.9	2.9
Net Income (loss)	$13.9	$(6.8)

Puget Energy earnings (loss) per diluted share	$0.14	$(0.07)*

* Includes a $0.25 after-tax regulatory disallowance

Second Quarter 2005 Summary for Puget Sound Energy (PSE)

PSE’s second quarter 2005 net income of $12.2 million or 12 cents per share was largely the result of:

•	Electric and gas customer growth of 1.9 and 3.2 percent, respectively. As of June 30, 2005, PSE provides service to approximately 1,011,000 electric customers and 682,200 natural gas customers.

•
Higher energy sales volumes resulting from cooler temperatures in the Pacific Northwest during the second quarter 2005 compared to the same period in 2004. However, second quarter 2005 temperatures were warmer than historic averages.

•
A 4.9 percent increase in retail kilowatt-hour sales during the second quarter of 2005 and the impact of a 4.1 percent electric rate increase which took effect on March 4, 2005. Electric margin increased by $4.9 million, net of adjustments for the regulatory disallowance recorded during the second quarter 2004 related to gas supply costs for the Tenaska generating project.

•
A $4.0 million increase in gas margin compared to the second quarter 2004 primarily due to a 10 percent rise in therm sales volumes and the impact of a 3.5 percent natural gas rate increase which took effect on March 4, 2005. PSE's second quarter 2005 gas margin was adversely impacted by a one-time true-up of previously reported gas costs for a 31-month period from September 1, 2002 through March 31, 2005. This results in a $5.0 million decrease in gas margin and a $3.3 million after-tax charge to net income (3 cents per share) in the second quarter of 2005.

•	An increase in operations and maintenance expense of $9.9 million primarily resulting from planned maintenance on company-owned energy production facilities and delivery infrastructure.

•
A $3.1 million increase in PSE’s depreciation and amortization expense as a result of investment in utility operations. This trend is likely to continue in 2005 and beyond as PSE invests in energy delivery and generation infrastructure to support service territory growth.

Puget Sound Energy Second Quarter 2005 Earnings Reconciliation:
Per Fully Diluted Share
PSE Q2 2004 Reported Earnings	$(0.10)
Add: Q2 2004 Regulatory disallowance	0.25
PSE Q2 2004 Earnings adjusted for regulatory disallowance	$0.15

Increase in Electric Margin	0.03
Increase in Gas Margin before one-time PGA adjustment	0.06
One-time PGA mechanism adjustment	(0.03)
Increase in Utility Operations & Maintenance Expense	(0.06)
Increase in Depreciation and Amortization Expense	(0.02)
Other and rounding	(0.01)

PSE Q2 2005 Reported Earnings	$0.12

InfrastruX Group (InfrastruX)

Puget Energy reported second quarter 2005 net income of $1.9 million or 2 cents per share for its utility construction services subsidiary, InfrastruX. Puget Energy’s equity investment in InfrastruX at June 30, 2005 was $34.3 million.
As disclosed in a Form 8-K filing with the SEC on February 8, 2005, Puget Energy intends to monetize its interest in InfrastruX through a sale in 2005. Puget Energy recorded second quarter 2005 financial results of InfrastruX as discontinued operations.

2005 Outlook

    Puget Energy anticipates its 2005 financial results from continuing operations to be within the range of $1.30 to $1.40 per share, which is unchanged from previous earnings guidance provided on March 10, 2005 and April 28, 2005.

Second Quarter 2005 Earnings Analyst Teleconference

A conference call for analysts to discuss with management the second quarter results and the outlook for future performance is scheduled at 10:00 a.m. EDT (7:00 a.m. PDT), August 3, 2005. The conference call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live conference call. A recorded replay of the conference call also will be available two hours after completion on August 3 through midnight (EDT) August 17, 2005. To access the recording, dial 1-888-286-8010, and enter the conference I.D. number 42886467.

Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, PSE and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity; and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington state. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas, and the south-central and eastern United States regions.

CAUTIONARY STATEMENT: Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include Puget Energy’s plans with respect to InfrastruX and any proceeds from its possible sale or monetization and Puget Energy's anticipated 2005 financial results, including its earnings guidance. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the WUTC, and weather conditions. More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 6/30[1]		Six months ended 6/30
	2005	2004	2005	2004

Operating revenues
Electric	$345,420	$303,091	$765,511	$695,587
Gas	162,567	119,479	483,695	395,170
Other	2,127	553	2,561	1,080
Total operating revenues	510,114	423,123	1,251,767	1,091,837
Operating expenses
Purchased electricity	178,943	173,847	387,122	370,214
Electric generation fuel	12,894	21,014	33,342	35,002
Residential exchange	(37,105)	(35,362)	(92,151)	(89,785)
Purchased gas	98,142	63,703	299,887	226,109
Unrealized (gain) loss on derivative instruments	(591)	(2,849)	(82)	(2,936)
Utility operations & maintenance	83,132	73,201	158,654	147,056
Other operations & maintenance	558	500	1,299	983
Depreciation & amortization	59,657	56,569	117,734	112,439
Conservation amortization	5,951	4,809	11,113	12,999
Taxes other than income taxes	50,521	42,550	120,221	106,774
Income taxes	6,093	(5,434)	52,175	33,665
Total operating expenses	458,195	392,548	1,089,314	952,520
Operating income	51,919	30,575	162,453	139,317
Other income (deductions):
Other income	1,598	1,570	2,762	1,638
Interest Charges:
AFUDC	2,041	1,079	3,503	2,157
Interest expense	(43,568)	(42,921)	(84,611)	(86,042)
Mandatorily redeemable securities interest expense	(23)	(23)	(45)	(45)
Income (loss) from continuing operations	11,967	(9,720)	84,062	57,025
Income from discontinued operations, net of tax	1,928	2,940	909	2,560
Net Income (loss)	$13,895	$(6,780)	$84,971	$59,585

Common shares outstanding	100,157	99,371	100,058	99,271
Diluted shares outstanding	100,690	99,371	100,590	99,786
Basic earnings per common share from
continuing operations	$0.12	$(0.10)	$0.84	$0.57
Basic earnings from discontinued operations	0.02	0.03	0.01	0.03
Basic earnings per common share	$0.14	$(0.07)	$0.85	$0.60

Diluted earnings per common share from
continuing operations	$0.12	$(0.10)	$0.83	$0.57
Diluted earnings from discontinued operations	0.02	0.03	0.01	0.03
Diluted earnings per common share[2]	$0.14	$(0.07)	$0.84	$0.60

1 Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
2 Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 6/30		Six months ended 6/30
	2005	2004	2005	2004
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$152,959	$132,263	$364,799	$336,661
Commercial	150,043	131,559	307,935	285,166
Industrial	23,156	20,780	45,235	43,154
Other retail sales, including change in unbilled	(9,627)	(3,697)	(14,394)	(16,579)
Subtotal, retail sales	316,531	280,905	703,575	648,402
Transportation, including change in unbilled	2,419	2,361	5,087	4,614
Sales to other utilities & marketers	16,870	10,748	33,191	22,235
Other[1]	9,600	9,077	23,658	20,336
Total electricity sales	345,420	303,091	765,511	695,587
Gas
Residential	94,744	67,520	303,400	248,281
Commercial	50,378	37,646	141,626	115,108
Industrial	10,033	7,446	23,026	18,573
Subtotal, retail sales	155,155	112,612	468,052	381,962
Transportation	3,215	3,115	6,612	6,546
Other	4,197	3,752	9,031	6,662
Total gas sales	162,567	119,479	483,695	395,170
Total energy sales revenues	$507,987	$422,570	$1,249,206	$1,090,757
Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	2,277,739	2,147,955	5,558,632	5,437,146
Commercial	2,082,006	1,973,204	4,263,613	4,168,494
Industrial	337,971	329,598	662,140	657,623
Other, including change in unbilled	(124,653)	(92,868)	(280,994)	(303,378)
Subtotal, retail sales	4,573,063	4,357,889	10,203,391	9,959,885
Transportation, including change in unbilled	477,906	459,713	999,931	943,415
Sales to other utilities & marketers	447,150	281,680	792,934	551,290
Total mWh	5,498,119	5,099,282	11,996,256	11,454,590
Gas (in 000's of therms)
Residential	79,991	67,976	279,042	271,725
Commercial	51,220	47,941	146,461	147,682
Industrial	10,934	10,087	24,845	24,936
Transportation	48,438	47,415	101,563	103,596
Total gas volumes	190,583	173,419	551,911	547,939
Margins[2] ($ in thousands; unaudited)
Electric	$151,269	$108,593	$352,788	$302,728
Gas	45,561	41,562	133,178	128,686
Customers served[3] (Unaudited)
Electricity
Residential	891,632	875,587	889,798	873,498
Commercial	111,646	108,934	111,227	108,519
Industrial	3,912	3,999	3,920	4,011
Other	2,414	2,173	2,378	2,145
Transportation	17	17	17	17
Total electricity customers	1,009,621	990,710	1,007,340	988,190
Gas
Residential	627,657	607,725	625,702	605,714
Commercial	50,612	49,455	50,528	49,391
Industrial	2,693	2,724	2,699	2,732
Transportation	130	130	130	130
Total gas customers	681,092	660,034	679,059	657,967
Weather (Unaudited)
Actual heating degree days	788	684	2,599	2,560
Normal heating degree days[4]	888	888	2,830	2,851

1 Includes sales of non-core gas supplies.
2 Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to   bring electric energy to PSE's service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.
3 Customers represents average served during the period.
4 Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees. Heating degree days in 2004 are adjusted for leap year by adding the February 28th heating degree day amount.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Vice President, Corporate Secretary and
Chief Accounting Officer

Date: August 2, 2005